Exhibit 99(c)

AMENDED AND RESTATED

SOUTHTRUST CORPORATION

DEFERRED COMPENSATION PLAN

Wachovia Corporation, a North Carolina corporation (hereinafter referred to as “Wachovia”) hereby adopts and publishes this Amended and Restated SouthTrust Corporation Deferred Compensation Plan (the “Plan”) for the benefit of former Directors and Senior Officers of SouthTrust Corporation (hereinafter referred to as “Participants”), effective on the 29th day of April, 2005, (the “Effective Date”) as follows:

1. DEFINITIONS.

1.1 “Account” means the account maintained by Wachovia in its books and records to reflect the amount of a Participant’s benefits pursuant to the Plan and net earnings gains and losses charged to such account.

1.2 “Beneficiary” means the individual or entity entitled to be paid the balance of a deceased Participant’s Account.

1.3 “Board” means the Board of Directors of Wachovia.

1.4 “Code” means the Internal Revenue Code of 1986, as amended.

1.5 “Committee” means the Management Resources and Compensation Committee of the Board.

1.6 “Deferred Retirement Age” shall mean the earlier of (1) attainment of age 70 or (2) termination of employment form Wachovia.

1.7 “Director” means a former member of the Board of Directors of SouthTrust Corporation.

1.8 “Early Retirement Age” means with respect to Senior Officers only, the attainment of age 55 and the completion of (10) years of service taking into account service with SouthTrust Corporation prior to its merger with Wachovia, and service with Wachovia after the merger.

1.9 “Effective Date” means April 29, 2005, the effective date of the Plan as amended and restated, except as otherwise provided herein.

1.10 “Normal Retirement Age” means:

(a) for Directors, the earlier of

(1) attainment of age 70, or

(2) termination of membership on the Board.

(b) for Senior Officers, the attainment of age 60 whether or not employment ends or is continued.

1.11 “Participant” means a Director or Senior Officer who had an undistributed Account as of the Effective Date.

1.12 “Plan” means the Amended and Restated SouthTrust Corporation Deferred Compensation Plan, as may be amended from time, and any related documents executed by the Participant.

1.13 “Plan Year” means the calendar year.

1.14 “Senior Officer” means only former full time employees of SouthTrust Corporation or who are also the former Chairman, President, Executive Vice Presidents or Controller of SouthTrust Corporation.

1.15 “Trust” shall mean the Trust for the Benefit of Participants in the SouthTrust Corporation Deferred Compensation Plan created simultaneously herewith for the benefit of Participants pursuant to the terms of this Plan.

2. PURPOSE. The Plan is intended to be unfunded for purposes of Sections 201(2), 301(a)(3) and 401(a)(1) of Title I of ERISA and is also intended to provide a method of deferring payment to Participant of a portion of his compensation.

3. ELIGIBILITY AND PARTICIPATION. Participation is limited to Participants with an Account as of the Effective Date.

4. ESTABLISHMENT OF TRUST. All funds subject to deferral under any portion of the Plan shall be paid by Wachovia to the Trustee under the Trust which is, at the date of this Amendment and Restatement, SunTrust, a Georgia corporation (Trustee).

5. ESTABLISHMENT AND OWNERSHIP OF SALARY DEFERRAL ACCOUNTS.

5.1 Establishment of Accounts. Wachovia shall continue to maintain a special bookkeeping account for each Participant electing to participate in this Plan. Except as provided in Section 6.8, all amounts deferred by a Participant under this Plan shall be credited to his Account as of the date such amounts would have otherwise been payable, but for the Participant’s election to participate in this Plan. Effective January 1, 2005, each Participant Account will accrue interest, compounded quarterly, credited on the last day of each calendar quarter based on the average Prime Rate of interest for the quarter (determined as the average of the month-end Prime Rates for the quarter provided by Morgan Guaranty Trust Company of New York) plus two (+2). Such interest shall be credited to all existing Accounts so long as there remains a positive balance in the Account, notwithstanding the termination or amendment of this Plan. Wachovia, in its sole discretion, may change the rate of interest at the beginning of each Plan Year by sending written notice of such change to each Participant in the Plan prior to the start of such Plan Year.

5.2 Ownership Of Accounts. Until paid to the Participant or Beneficiary, all assets held in or allocated to each Participant’s Account, including all property and rights purchased with such amounts, and all income attribute to such amounts, property, or rights, shall remain solely the property and rights of the Trust, subject only to the claims of the Wachovia’s general creditors.

6. PAYMENT OF BENEFITS.

6.1 Value of Benefits. The assets held in or allocated to each Participant’s Account shall be valued quarterly (hereinafter “Valuation Date”). The benefits payable to the Participant, or his or her Beneficiary, will be based on the value of the Participant’s Account as of the Valuation Date immediately preceding or coincident with the time payment of benefits is to commence hereunder.

6.2 Benefits Upon Attainment or Normal Retirement Age. A Participant who attains Normal Retirement Age shall receive the entire balance in his Account in cash and in one lump sum payable on or before the thirtieth (30th) day following such event, or as soon as administratively possible thereafter. In the alternative, the Participant may elect to receive payment, upon attainment of Normal Retirement Age, by notifying Wachovia in writing in at any time prior to the beginning of the Plan Year in which he attains Normal Retirement Age, in quarterly or annual installments over a period not to exceed five (5) years for Director Participants and fifteen (15) years for Senior Officer Participants, such installments to commence on the first day of the quarter next following his attainment of Normal Retirement Age, or as soon as administratively possible thereafter, and to continue until the entire Account balance is paid in full. The amount of such installment shall be equal to the result obtained by dividing the balance of the Account immediately prior to payment of such installment by the number of installments then remaining to be paid.

6.3 Senior Officer Benefits Upon Attainment of Early Retirement Age. A Senior Officer Participant who attains Early Retirement Age and elects Early Retirement from Wachovia shall have deferred interest, and shall receive the entire balance in his Account in cash and in one lump sum payment on or before the thirtieth (30th) day following his attainment of Normal Retirement Age, or as soon as administratively possible thereafter. In the alternative, the Participant may elect to receive payment upon attainment of Normal Retirement Age by notifying Wachovia in writing at any time prior to the first day of the Plan Year in which Participant elects Early Retirement, in quarterly or annual installments over a period not to exceed fifteen (15) years, such installments to commence on the first day of the quarter next following his attainment of Normal Retirement Age, or as soon as administratively possible thereafter, and shall be equal to the result obtained by dividing the balance of the Account immediately prior to payment of such installment by the number of installments then remaining to be paid.

6.4 Senior Officer Benefits Upon Termination Prior to Early Retirement Age. If a Senior Officer Participant terminates employment with Wachovia prior to attainment of Early Retirement Age, for any reason other than death, the Senior Officer Participant shall receive a benefit equal to the entire balance in his Account, payable in one lump sum as of the first day of the first calendar quarter following the anniversary of such termination from Service, or as soon as administratively possible in the sole discretion of Wachovia.

6.5 Death Benefits.

(a) If Participant dies prior to becoming eligible for payment pursuant to Paragraphs 6.2.6.3 or 6.4, hereinabove, the entire balance in his Account shall be paid to Participant’s designated Beneficiary. Except as provided in sub-paragraphs 6.5(b) and (c) hereinbelow, payment under this sub-paragraph 6.5(a) shall be made in cash and in one lump sum within thirty (30) days of the date of Participant’s death or as soon as administratively possible thereafter.

(b) Notwithstanding anything in sub-paragraph 6.5(a) hereinabove to the contrary and subject to sub-paragraph 6.5(c) hereinbelow, Wachovia, in its sole discretion, may defer payments under this Paragraph 6.5 for a period of up to one year following the date of Participant’s death.

(c) Notwithstanding anything in sub-paragraph 6.5(a) or (b) hereinabove to the contrary, the Participant may elect to have payments under this Paragraph 6.5 made to his designated Beneficiary by notifying in Wachovia in writing, at any time prior to his death, in quarterly or annual installments over a period not to exceed fifteen (15) years, such installments to commence on the fist day of the calendar quarter next following the date upon which Participant would have attained Normal Retirement Age had he survived, and shall continue until the entire Account balance is paid in full. The amount of each such installment shall be equal to the result obtained by dividing the balance of the Account immediately prior to payment of such installment by the number of installments then remaining to be paid.

6.6 Death Benefits While in Pay Status. If Participant dies after payments under this Paragraph 6 have commenced, the remaining payments, if any, shall be paid to Participant’s designated Beneficiary in accordance with Participant’s election. Notwithstanding the immediately preceeding sentence, in the sole discretion of Wachovia, the remaining balance in Participant’s Account may be paid to the designated Beneficiary in one lump sum within thirty (30) days of the date of Participant’s death.

6.7 Beneficiary Designations. The Participant may designate one or more individuals or entities as his Beneficiary or change any prior designation, such designation or change in designation to be (i) in writing, (ii) in such form as Wachovia shall prescribe, and (iii) maintained by the Wachovia. In absence of valid Beneficiary designation by the Participant, payment of death benefits will be paid to the estate of the Participant. Any Participant or former Participant may change his designated Beneficiary, at any time, and without consent of the former designated Beneficiary.

6.8 Additional Investment Options.

(a) Notwithstanding anything contained in any Section of this Plan to the contrary, pursuant to a Participant’s election prior to 2004, Wachovia shall invest all or any part of its after-tax cost of capital for providing such Participant’s Account in any type of life insurance contract, on the life of the Participant or the lives of the Participant and his spouse.

(b) Any life insurance contract in which Wachovia invests as a result of the election of the Participant may be owned by Wachovia, the Participant, or a third party, including a separate trust established by the Participant. The rights and obligations of Wachovia and the policy owner with respect to premium payments, policy cash values, policy death benefits, and other rights and obligations of ownership shall be set forth in a split dollar life insurance agreement entered into between Wachovia and the policy owner. If the insurance contract is owned by the Participant or a third party, then the insurance contract shall be collaterally assigned to Wachovia, and Wachovia’s interest in the insurance policy shall be subject to the claims of Wachovia’s general creditors.

(c) If such election has been made, Wachovia shall request from the Trustee of the Trust the funds, and Wachovia shall invest such requested funds during the lifetime of the insured(s) in the life insurance contract.

(d) The Participant’s election under this Section 6.8 shall supersede any form or timing of payment of benefits under the Plan. Such election shall be irrevocable except as may be provided in any additional agreements evidencing such election, and shall prevent the Participant from receiving any other form of benefit under the Plan with respect to any amount that is subject to this alternative investment election.

6.9 Senior Officer Benefits Upon Deferred Retirement Age. A Senior Officer Participant who attained his Normal Retirement Age and continued in employment with SouthTrust Corporation may have elected to continue to participate in the Plan. Such deferred amount shall be credited to a ‘Deferred Retirement Account’ to be payable in cash and in one lump sum payment on or before the 30th day following his Deferred Retirement Age, or as soon as administratively possible thereafter. In the alternative, such Senior Officer Participant may elect to receive payment, upon attainment of his Deferred Retirement Age in quarterly or annual installments over a period not to exceed fifteen years, such installments to commence on the first day of the quarter next following the attainment of Deferred Retirement Age, or as soon as administratively possible thereafter, and to continue until the entire Deferred Retirement Account is paid in full. The Amount of each such installment shall be equal to the result obtained by dividing the balance of the Deferred Retirement Account immediately prior to payment of such installment by the number of installments then remaining to be paid. Such Senior Officer Participant may elect the alternative payment by notifying Wachovia in writing at any time prior to the beginning of the Plan Year in which he attains Deferred Retirement Age.

7. ADMINISTRATION.

7.1 Administrator. This Plan shall be administered by the Trustee. To the extent it deems necessary or desirable in connection with the administration of the Plan, the Trustee may (i) delegate all or part of its duties to other persons, and (ii) appoint counsel, accountants, advisors, and other service providers.

7.2 Administrator’s Powers and Duties. The Administrator shall have the power and duty to:

(a) construe an interpret the provisions of the Plan:

(b) adopt, amend, or revoke rules and regulations for the administration of the Plan provided the are not inconsistent with the provisions of the Plan;

(c) provide appropriate parties with such returns, reports, descriptions and statements as my be required by law, within the times prescribed by law and to make them available for examination by Participants and their Beneficiaries when required by law;

(d) take such other action as may reasonably be required to administer the Plan in accordance with its terms or as may be provided for or required by law;

(e) withhold applicable taxes and file with the Internal Revenue Service appropriate information returns, with respect to distributions made from the Plan; and

(f) appoint and retain such persons as may be necessary to carry out the functions of the Administrator

8. MISCELLANEOUS.

8.1 Amendment or Termination of Plan. This Plan may be modified or amended by or pursuant to action of the Board or its designee. No amendment or termination of the Plan shall reduce or impair the Participant’s or Beneficiary’s accrued benefits or optional forms of benefits which are attributable to services performed prior to the amendment or termination. In the event the Plan is terminated, all Accounts shall continue to be credited with interest until all such Accounts are paid in full.

8.2 Revision of Excess Assets. In the event there are assets (Excess Assets) remaining in the Trust after all obligations to all Participants and Beneficiaries have been satisfied and after this Plan has been terminated, such Excess Assets shall revert to Wachovia.

8.3 Unsecured Promise. Wachovia and each Participant acknowledges that this Plan shall create only an unsecured promise by Wachovia to Participants to pay the benefits provided herein. Until the occurrence of a distribution event, at which point Participant shall be entitled to receive all amounts as provided hereunder, all such amount shall remain solely the property of Wachovia, subject only to the claims of its general creditors.

8.4 Assignment of Rights to Benefits. A Participant’s rights to benefit payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by the Participant, by creditors of the Participant or the Participant’s beneficiary.

8.5 Unfunded Plan. It is the intention of Wachovia and each Participant that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

8.6 Right to Employment. This Agreement shall not be construed as giving the Participant any right to continued employment with Wachovia.

8.7 Binding Nature of the Plan. The Plan shall be binding upon and inure to the benefit of Wachovia, its successors and assigns, the Participant and Beneficiaries and their heirs and legal representatives.

8.8 Written Notices. Any Notice or other communication required or permitted under the Plan shall be in writing. If directed to Wachovia, the notice or communication shall be sent to the Committee. If directed to the Participant, it shall be sent to such Participant at the last known address as it appears on Wachovia’s records or at the work site, at Wachovia’s option. If directed to a Beneficiary, it shall be sent to such Beneficiary at the last known address as it appears on Wachovia’s records. A copy of any such notice shall be promptly delivered to the Trustee.

8.9 Entire Agreement. This Plan as completed and executed by Wachovia, Designation of Beneficiary forms, Distribution Election Forms and Change In Control election forms executed by Participants and all amendments thereto, will constitute the entire agreement between Wachovia and Participant regarding the Plan.

8.10 Controlling Law. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

IN WITNESS WHEREOF, Wachovia and through its duly authorized officers have caused this instrument to be executed under seal on the          day of April, 2005

WACHOVIA CORPORATION

By

Date: